CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-276888 on Form S-6 of our report dated April 9, 2024, relating to the financial statement of FT 11366, comprising Diversified Equity Strategic Allocation Port. 2Q '24 - Term 7/15/25, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 9, 2024